Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

Exhibit 23.1

September 13, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-157565 on Form S-1 of our report dated January 13, 2010, relating to our audits of the financial statements , which appears in the 8-K filing of Resource Exchange of America Corp., of UTP Holdings, LLC for the years ended December 31, 2009 and 2008.

/s/ Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

1605 Main Street, Suite 1010

      Sarasota, FL 34236

Telephone 941-366-4450         Fax # 941-954-7508